UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011

LTS Nutraceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162469	27-0374885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 East Las Olas Blvd.
Suite 830
Ft. Lauderdale, Florida 33301
 (Address of principal executive offices) (zip code)

(954) 462-8895
 (Registrant's telephone number, including area code)

Copies to:
Jolie Kahn, Esq.
61 Broadway, Suite 2820
New York, New York 10006
Phone: (212) 422-4910
Fax: (866) 705-3071

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AMENDMENT TO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.01 below.

ITEM 2.01  COMPLETION OF ACQUISITION OF ASSETS

On October 20, 2011, LTS Nutraceuticals, Inc. (“LTSN”) entered into an agreement with Jackson Wen, individually and as trustee for the shareholders of Biocalth International, Inc., Giantceuticals, Inc. and HerbSource Enterprises, Inc. (collectively, “Company”) to purchase all of the issued and outstanding shares of stock of the Company (“Shares”).  On December 14, 2011, LTSN acquired 81.58% of the Shares.  The consideration was 26,555,340 shares of LTSN stock.  The Shares were acquired from Jackson Wen.  The Company’s business is the marketing and sales of nutraceutical products in Asia, Russia and the United Kingdom to well known retailers in those regions.  Sales of the Company’s products will become part of LTSN’s Inline Marketing Program.  The Company holds three patents for its products which have been transferred to LTSN as part of the acquisition, and with Dr. Jing Liang, MD PhD, the Company has ongoing research at UCLA with respect to its products.

The original Share Purchase Agreement provided for a purchase price of $5,000,000 to be paid in restricted shares of LTS common stock and released to the Seller immediately at the Closing of this transaction at the closing price for the LTSN stock on September 9, 2011, which was $2.005 per share.  In connection with the December 14, 2011 closing, the parties entered into an Amendment to Share Purchase Agreement which amended the original Share Purchase Agreement as follows:

•           Section 2.2 was amended to allow more than one closing and provided for a December 14, 2011 closing of the acquisition of  26,555,340 of the 32,549,750 shares (81.58%) of the issued and outstanding common stock of the Company.  All future closings will be based upon a percentage equal to the number of shares of Company common stock being sold to LTSN at that closing divided by 32,549,750 (“Closing Percentage”).

•           The definition of “Purchase Price” was amended to be $5,000,000 multiplied by the Closing Percentage, and, the  Purchase  Price shall be paid in shares of LTSN common stock at a purchase price of $2.005 per share, which price would be adjusted accordingly for purposes of this Section and Section 2.5 on a pro rata basis based upon a split of LTSN’s common stock.

•           For any further closings, each holder of Company common stock shall be issued shares of Purchaser common stock based upon the following formula:  Purchase Price divided by $2.005 multiplied by a fraction, the numerator of which shall be the number of shares of Company common stock being sold by such transferor and the denominator of which is the total number of shares of Company common stock being transferred with respect to such closing.

•           Standard representations and warranties for a purchaser of equities in a private placement transaction were added.

All shares issued in connection with the purchase of the Shares by LTSN were transferred in connection with a private placement transaction exempt from registration under Section 4(2) under the Securities Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.02 above.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1	Share Purchase Agreement, dated October 20, 2011
Exhibit 99.2	Amendment to Share Purchase Agreement, dated December 14, 2011

All financial statements and pro forma financial statements required to be filed under Section 9.01(a) and (b) of Form 8-K shall be filed by an amendment to this Form 8-K to be filed no later than 71 days after the date of filing this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTS NUTRACEUTICALS, INC.

Dated: December 20, 2011	By:	/s/ Jerry Rayman
Name: Jerry Rayman